Exhibit 99.1

Unofficial English language free translation of the Portuguese language original

SUPERBAC BIOTECHNOLOGY SOLUTIONS S.A.

CNPJ No. 00.657.661/0001-94

NIRE 35.300.340.604

MINUTES OF THE EXTRAORDINARY SHAREHOLDERS’ MEETING

HELD ON MAY 12, 2022

1             DATE, TIME AND PLACE: On May 12, 2022, at 8:30 A.M., at the headquarters of Superbac Biotechnology Solutions S.A., located in the city of Cotia, State of São Paulo, at Rua Santa Mônica, nº 1.025, Parque Industrial San José, CEP 06715-865 (“Company”).

2             CALL NOTICE: Call notice published in the newspaper Folha de São Paulo, printed and in digital, in the editions of 26 (pages A20), 27 (pages A20) and 28 (pages A23)] of May 2022, as well as by sending personal letters to shareholders, as provided for in article 8 of the Company's bylaws.

3             TABLE: The shareholders present chose, unanimously and without reservations, Mr. Luiz Augusto Chacon de Freitas Filho to act as Chairman of the Meeting, who invited Mrs. Claudinéia Barbosa dos Santos to act as secretary.

4             ATTENDANCE: The shareholders representing 93,26% of the Company's capital stock were present, according to the signatures affixed in the Shareholders' Attendance Book.

5             AGENDA: Resolve and discuss the proposals of the Company's management regarding:

(i)	the execution, by the Company, of a Business Combination Agreement and other related agreements; and

(ii)	the execution, by the Company, of amendments to certain stock option agreements previously approved by the Company's Board of Directors' Meeting of August 25, 2021.

6             RESOLUTIONS: After analyzing and discussing the matters on the agenda, the shareholders, by unanimous vote and without any reservations or restrictions, except for the matters in which Mr. Luiz Augusto Chacon de Freitas Filho formally declared himself prevented as well as the voting abstention in relation to all matters regarding the shareholder FIPECq – Fundação de Previdência Complementar dos Empregados ou Servidores da Finep do Ipea, Cnpq, Inpe e Inpa, , as detailed below, approved the following resolutions:

6.1         To draw up referred to in this meeting in summary form, pursuant to article 130, paragraph 1, of Law No. 6.404/76, as amended (“Brazilian Corporations Law”).

6.2         The management's proposal for a corporate reorganization through the Company's business combination with XPAC Acquisition Corp., a corporation duly organized and validly existing under the laws of the Cayman Islands (“XPAC”), which, if and after the terms and conditions contained in the Business Combination Agreement and other related agreements are met, will result in Superbac PubCo (as defined below) as a publicly-held company at NASDAQ and the Company as a wholly-owned subsidiary of Superbac PubCo. For this, the following steps, all interdependent, must be fulfilled, among others:

(a) the conversion of all 43,205,569 class "C" preferred shares issued by the Company into 43,205,569 new ordinary shares, registered and without par value, issued by the Company, due to the occurrence of a Conversion Event, as authorized by paragraph four of article 5 of the Company's bylaws ("Conversion");

(b) the contribution of all ordinary shares (including all 43,205,569 new ordinary shares resulting from the conversion of class “C” preferred shares issued by the Company, as resolved in item (a) above), held directly by shareholders holding shares representing at least 95% (ninety-five percent) of their capital stock, (on a fully diluted basis), or, as the case may be, by companies to be constituted by such shareholders and used by them as a vehicle for participation in the Company, to a corporation duly incorporated and validly existing under the laws of Cayman (“Newco”), and NewCo will ultimately be the sole shareholder of the Company (“Contribution”);

(c) as a subsequent and interdependent act of the Contribution, the acquisition of XPAC by BAC1 Holdings Inc., a corporation duly organized and validly existing under the laws of the Cayman Islands (“BAC1”), BAC1 being the surviving entity (“BAC1 Acquisition”);

(d) after the BAC1 Acquisition and as a subsequent and interdependent act of the BAC1 Acquisition, the Acquisition of BAC 2 Holdings Inc., a corporation duly incorporated and validly existing under the laws of the Cayman Islands (“BAC2”) by NewCo, NewCo being the surviving entity (“NewCo Acquisition”, together with the Contribution, the BAC 1 Acquisition, the “B usiness Combination Agreement” and the other documents related thereto, the “Business Combination”), with BAC 1, NewCo and the Company (the latter indirectly through NewCo) becoming wholly-owned subsidiaries of SUPERBAC PubCo Holdings Inc., a corporation duly incorporated and validly existing under the laws of the Cayman Islands (“Superbac PubCo”);

(e) the Company's capital increase, through the issuance of new nominative ordinary shares with no par value, which will be fully subscribed and paid in by Newco, in national currency, of which a portion will be allocated to the constitution of capital reserve;

(f) the redemption of all class "D" preferred shares of the Company, in view of the occurrence of a liquidity event, as defined in par. 6 of art. 5, of the Company's bylaws, for the amount of BRL 97,350.45, adjusted by the variation of the Interbank Deposit Certificate - CDI, from November 30, 2021 to the date of the occurrence of the liquidity event referred to in this item;

(g) the forgiveness of the Debt, as defined in the Term of Agreement signed on December 22, 2021 between Luiz Augusto Chacon de Freitas Filho and the Company, with the intervention and consent of Fourbac Participações S.A., SB Participações S.A., Sommerville Investments B.V., Orjen Investments Pte. Ltd., Bio-Gênesis Participações S.A. and Superbac Indústria e Comércio de Fertilizantes S.A. (“Term of Agreement”), contracted by Mr. Luiz Augusto Chacon de Freitas , shareholder and member of this Board of Directors, embodied in the loan agreement entered into with the Company on April 28, 2018 ("Chacon Loan Agreement"), in the total amount of BRL 5,300,000.00, adjusted by 100% of the CDI, pro rata temporis, plus interest and charges, as defined in the Chacon Loan Agreement, due to the occurrence of a Liquidity Event, as defined in item 1.1.2 of the Term of Agreement, and the execution of the corresponding term of termination and discharge of the Chacon Loan Agreement; and

(h) payment to Mr. Luiz Augusto Chacon de Freitas, shareholder and member of the Board of Directors, of the Premium, as defined in item 1.1.2 of the Term of Agreement, within the period provided for in item 1.2 of said Term of Agreement, in the total amount of BRL 2,452,205.26, adjusted by 100% of the CDI, pro rata temporis, since December 2021.

6.2.1       Mr. Luiz Augusto Chacon de Freitas Filho declared himself formally prevented from deliberating and voting on the matters discussed in items (f) and (g) above, for being in conflict of interest, in strict compliance with the provisions of article 156 of Law No. 6.404, of December 15, 1976.

6.3 The ratification of the execution, by the Company and other parties, of the Business Combination Agreement and all other contracts related to the Business Combination (as defined above).

6.4.       The execution, by the Company, of the 1st Amendment to the Stock Option Agreement entered into between the Company and Giuliano Pauli on November 8, 2021 (“Giuliano Option Agreement”) and the 1st Amendment to the Stock Option Agreement entered into between the Company and Mozart Soares Fogaça Junior on November 8, 2021 (“Mozart Option Agreement” and, together with Giuliano Option Agreement, the “Option Agreements”), in order to include in said Option Agreements (x) the conversion of the Option Exercise Price (as defined in the Option Agreements) and the Payment of the Exercise Price (as defined in the Option Agreements) to the US dollar, using the PTAX conversion rate published by the Central Bank of Brazil, under the terms provided for in Clause 2.4 of the Business Combination Agreement and; (y) the hypothesis of the opening of capital of a parent company, directly or indirectly, as a liquidity event subject to the anticipation of the right to exercise the option.

6.5.       To authorize the Company's management to perform any act and sign all documents that may be necessary for the execution of the resolutions taken at this meeting.

7             CLOSING: There being no further business to discuss, these minutes were drawn up, read, approved and signed by those present.

8             SIGNATURES: Table: Chairman: Luiz Augusto Chacon de Freitas Filho; Secretary: Claudinéia Barbosa dos Santos. Shareholders present: Bio-Gênesis Participações S.A. ( By Luiz Augusto Chacon de Freitas Filho – Chief Executive Officer); SB Participações S.A. ( By Luiz Augusto Chacon de Freitas Filho – Chief Executive Officer); Luiz Augusto Chacon de Freitas Filho; Sommerville Investments B.V. (By Bruno de Luca Zanatta – Attorney-in-Fact); Orjen Investments PTE. LTD. (By Fact Bruno de Luca Zanatta – Attorney-in-Fact); Morungaba Participações Ltda. (By Pedro Henrique S. de Oliveira – Attorney-in-Fact); Fourbac Participações S.A. ( By Mônica Figueiredo de Camargo Arruda – Attorney-in-Fact); André Jafferian Neto (By Luiz Augusto Chacon de Freitas Filho – Attorney-in-Fact), Daniel Citron (By Luiz Augusto Chacon de Freitas Filho – Attorney-in-Fact) and FIPECq – Fundação de Previdência Complementar dos Empregados ou Servidores da Finep, do Ipea, do Cnpq, do Inpe e do Inpa (By Claudinei Perez – Attorney-in-Fact).

I certify that these minutes match the original drawn up in the proper book.

[Signature page of the Minutes of the Extraordinary General Meeting of Superbac Biotechnology Solutions S.A., held on May 12, 2022 at 8:30 A.M.]

Board Authentication:

/s/ Luiz Augusto Chacon de Freitas Filho	/s/ Claudinéia Barbosa dos Santos
Luiz Augusto Chacon de Freitas Filho Chairman	Claudinéia Barbosa dos Santos Secretary

Shareholders:

/s/ Luiz Augusto Chacon de Freitas Filho	/s/ Luiz Augusto Chacon de Freitas Filho
Bio-Gênesis Participações S.A. By: Luiz Augusto Chacon de Freitas Filho	SB Participações S.A. By: Luiz Augusto Chacon de Freitas Filho

/s/ Luiz Augusto Chacon de Freitas Filho	/s/ Bruno de Luca Zanatta
Luiz Augusto Chacon de Freitas Filho	Sommerville Investments B.V. By: Bruno de Luca Zanatta

/s/ Bruno de Luca Zanatta	/s/ Pedro Henrique S. de Oliveira
Orjen Investments PTE. LTD. By: Bruno de Luca Zanatta	Morungaba Participações Ltda. By: Pedro Henrique S. de Oliveira

/s/ Monica Figueiredo de Camargo Arruda	/s/ Luiz Augusto Chacon de Freitas Filho
Fourbac Participações S.A. By: Monica Figueiredo de Camargo Arruda	André Jafferian Neto By: Luiz Augusto Chacon de Freitas Filho

/s/ Luiz Augusto Chacon de Freitas Filho	/s/ Claudinei Perez
Daniel Citron By: Luiz Augusto Chacon de Freitas Filho	FIPECq – Fundação de Previdência Complementar dos Empregados ou Servidores da Finep, do Ipea, do Cnpq, do Inpe e do Inpa By: Claudinei Perez

ANNEX I

To the Minutes of the Extraordinary General Meeting of Superbac Biotechnology Solutions S.A.,

held on May 12, 2022

1st AMENDMENT TO THE OPTION AGREEMENT TO PURCHASE SHARES OF SUPERBAC BIOTECHNOLOGY SOLUTIONS S.A. (Mozart)

ANNEX II

To the Minutes of the Extraordinary General Meeting of Superbac Biotechnology Solutions S.A.,

held on May 12, 2022

1st AMENDMENT TO THE OPTION AGREEMENT TO PURCHASE SHARES OF SUPERBAC BIOTECHNOLOGY SOLUTIONS S.A. (Giuliano)